UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
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IKANOS COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IKANOS COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2012

2:00 P.M. PACIFIC DAYLIGHT TIME

We cordially invite you to attend the 2012 annual meeting of stockholders of Ikanos Communications, Inc. The meeting will be held on Tuesday, June 5, 2012 at 2:00 p.m., Pacific Daylight Time, at 47669 Fremont Boulevard, Fremont, CA 94538. At the meeting we will:

1.	Elect the Class I directors to serve a term of three years or until they retire, resign or their successors are duly elected and qualified; and

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012.

These items are fully discussed in the following pages, which are made part of this Notice of Annual Meeting of Stockholders. Stockholders who owned our common stock as of the close of business on Monday, April 16, 2012, may vote at the meeting. Even if you plan to attend the meeting, we request that you vote your shares as promptly as possible.

We have elected to provide our proxy materials to our stockholders via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice of Internet Availability of Proxy materials contain instructions on how to access those documents via the Internet and how to request a paper copy of our proxy materials. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by telephone or via the Internet. If you requested a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided along with the card. Stockholders of record attending the meeting may vote in person, even if you have already voted your shares by telephone, via the Internet or by returning a proxy card or voting instruction card.

Sincerely,

/s/ DENNIS BENCALA
Dennis Bencala Chief Financial Officer & Vice President of Finance and Secretary

Fremont, California

April 25, 2012

2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IKANOS COMMUNICATIONS, INC.

PROXY STATEMENT

FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The board of directors (Board) of Ikanos Communications, Inc. (Ikanos or the Company) is soliciting proxies for the 2012 annual meeting of stockholders to be held at our principal executive offices at 47669 Fremont Boulevard, Fremont, CA 94538 on Tuesday, June 5, 2012, at 2:00 p.m., Pacific Daylight Time (the Annual Meeting). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Internet Availability of Proxy Materials

Under the rules adopted by the U.S. Securities and Exchange Commission (SEC), we furnish our proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. You will not receive a printed copy of the proxy materials unless you request one. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials (the Notice).

We anticipate that the Notice will be mailed to stockholders on or about April 25, 2012.

Costs of Solicitation

We will pay the costs of soliciting proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our proxy materials to beneficial owners of such common stock. We will reimburse such firms and nominees for their reasonable expenses in forwarding the proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on April 16, 2012 (Record Date) are entitled to vote at the Annual Meeting. On the Record Date 69,421,244 shares of our common stock were outstanding and held of record. The closing price of our common stock on the NASDAQ Global Market on the Record Date was $0.68 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read the Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why are we providing the proxy materials?

A:	Our Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on Tuesday, June 5, 2012, at 2:00 p.m., Pacific Daylight Time. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two proposals scheduled to be voted on at the Annual Meeting:

Proposal One	Election of the Class I directors.
Proposal Two	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares as follows:

Proposal One	FOR the election of the nominee for Class I director for a term of three years or until his successor is duly elected and qualified.
Proposal Two	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Independent Auditors) for the fiscal year ending December 30, 2012.

Q:	Who can vote at the Annual Meeting?

A:	All stockholders who owned shares of our common stock at the close of business on the Record Date may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date on all matters to be voted on. Stockholders do not have the right to cumulate votes. As of the close of business on the Record Date, 69,421,244 shares of our common stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name, which is referred to as being beneficially owned. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (Transfer Agent), you are considered the stockholder of record with respect to those shares and the Notice is being sent directly to you by our Transfer Agent. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Annual

Meeting. You may vote by telephone or via the Internet as described below under “How can I vote my shares without attending the Annual Meeting?” If you request a printed copy of the proxy material, you will be mailed a proxy card for you to use.

Beneficial Ownership—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and this Notice is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has provided you with a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. You also may vote by telephone or via the Internet as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:	How many votes does Ikanos need to hold the Annual Meeting?

A:	A majority of our outstanding shares as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Shares are counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	voted by telephone, via the Internet or have properly submitted a proxy card or voter instruction card.

Q:	How are votes counted?

A:	You may vote either “FOR” or “WITHHOLD” with respect to the nominee for our Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm. If you abstain from voting on a proposal, it has the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a vote for “FOR” each of the proposals described above.

The term broker non-votes refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder, such as the election of directors. Consequently, there likely will be broker non-votes on Proposal One. Broker non-votes are counted for the purpose of establishing a quorum for the Annual Meeting as described above under the caption “How many votes does Ikanos need to hold the Annual Meeting” but are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted.

Q:	What is the voting requirement to approve each of the proposals?

A:	With respect to Proposal One (the election of our directors), one of the two nominees is elected by a plurality vote, and therefore the individual receiving the highest number of “FOR” votes will be elected. One of the nominees is elected by the vote of the Tallwood Investors as described under the caption “Proposal One—Election of Directors—General.” Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice does, however, provide instructions on how to vote by telephone or via the Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you have requested a paper copy of the proxy card, please bring the proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. This will not limit your right to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting.

BY TELEPHONE OR VIA THE INTERNET—if you hold your shares directly as a registered stockholder of record and you have telephone or Internet access, you may submit your proxy by telephone or via the Internet and indicated on the Notice.

If your shares are registered in the name of a broker, bank or other nominee and they participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options, you may vote those shares by telephone or via the Internet as provided in the voter instruction card you receive from your broker, bank or other nominee at Broadridge Financial Solutions’ voting website (www.proxyvote.com).

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on June 4, 2012. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

BY MAIL—if you request printed proxy materials, you may submit your proxy by mail by signing your proxy card or the voter instruction card provided by your broker, bank or nominee, and mailing it in the provided pre-paid return envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. Your proxy must be received by 11:59 p.m. Eastern Time on June 4, 2012.

Q:	How can I change my vote after I vote or return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by voting by telephone or via the Internet, either of which must be completed by 11:59 p.m. Eastern Time on June 4, 2012 (your latest telephone or Internet proxy is counted); by signing and submitting a new proxy card with a later date; or by attending the Annual Meeting and voting in person. Attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other nominee, you must contact that broker, bank or other nominee directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	Who are the proxies and what do they do?

A:	A proxy is your legal designation of another person to vote on your behalf. The two persons named as proxy holders, Dennis Bencala, our Chief Financial Officer, and George Portugal, our Chief Legal Officer, were designated by our Board. By voting as provided above, you are giving the proxies the authority to vote your shares in the manner you indicate when you vote by telephone, via the Internet or as indicated on your proxy card. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you submit your proxy, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals One and Two.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice?

A:	You may receive more than one Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please follow the instructions for all Notices you receive. If you share an address with another stockholder and received only one Notice and would like to request an additional Notice, please send your request to Investor Relations, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538 or to ir@ikanos.com or call us at (510) 438-5383. You may also contact us if you received multiple copies of the Notice and would prefer to receive a single copy in the future.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the two proposals described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board or the Nominating and Corporate Governance Committee.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to any mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may retain the services of a third party firm to aid in the solicitation of proxies. If we do engage a third party firm, we will pay the customary costs associated with such engagement. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at next year’s annual meeting of stockholders. Stockholders may also recommend candidates for election to our Board. See “Corporate Governance and Other Matters-Consideration of Stockholder Recommendations and Nominations.” Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), some stockholder proposals may be eligible for inclusion in our 2013 proxy statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than December 26, 2012, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2013 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination for candidates for election to our Board that the stockholder does not seek to include in our 2013 proxy statement pursuant to Rule 14a-8 of the Exchange Act may be submitted in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than January 25, 2013 for the 2013 annual meeting of stockholders, which is 90 calendar days prior to the anniversary of the mailing date of this Proxy Statement; provided, however, that in the event that no annual meeting was held in the previous year or the mailing date of the annual meeting has been changed by more than 30 days from the date of the prior year’s annual meeting, notice by the stockholder must be received not later than the close of business on the tenth day following the day notice of the date of the Annual Meeting was mailed or public disclosure was made, whichever occurs first.

As described in our Bylaws, the stockholder notice must set forth the following: a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on our books, of the stockholder proposing such business; the class and number of our shares that are beneficially owned by the stockholder; any material interest of the stockholder in such business; and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder’s capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2013 annual meeting. In addition to the notice above, when seeking to include a nomination, the stockholder must also include: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the class and number of shares of the corporation that are beneficially owned by the nominee; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

Our Board is the ultimate decision-making body for Ikanos, except with respect to those matters reserved for the approval of stockholders. Our Board has reviewed the independence of each director and director nominee, and concluded that, other than Diosdado Banatao, current directors Danial Faizullabhoy, Frederick Lax, R. Douglas Norby, George Pavlov, and James Smaha have had no material relationship with Ikanos or any of its subsidiaries or affiliates and, therefore, are independent under the listing rules of the NASDAQ Stock Market (the NASDAQ Rules). Mr. Banatao is not considered independent because he is currently the Executive Chairman of the Board and Interim President and Chief Executive Officer as our Board searches for a new President and Chief Executive Officer.

Effective August 24, 2009, pursuant to the Securities Purchase Agreement dated April 21, 2009 (the Securities Purchase Agreement), by and among us, Tallwood III, L.P., a Delaware limited partnership, Tallwood III Partners, L.P., a Delaware limited partnership, Tallwood III Associates, L.P., a Delaware limited partnership, and Tallwood III Annex, L.P., a Delaware limited partnership (collectively, the Tallwood Investors or Tallwood), and the terms of our Certificate of Designation of Series A Preferred Stock (Certificate of Designation), the Tallwood Investors appointed to our Board Mr. George Pavlov as a Class I director, Mr. James Smaha as a Class II director, and Mr. Diosdado Banatao as a Class III director.

Our Board has determined that all directors serving as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under the NASDAQ Rules and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

The Nominating and Corporate Governance Committee of our Board will consider both recommendations and nominations from stockholders for candidates to our Board. A stockholder who desires to nominate a candidate for election to our Board shall direct the nomination in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, and shall follow the rules set forth by the SEC and meet the deadlines and other requirements set forth in our Bylaws. See “Deadline for Receipt of Stockholder Proposals” above. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, recommendations for nominations must be received on or before the deadline for receipt of stockholder proposals. See “Deadline for Receipt of Stockholder Proposals.” A recommendation or nomination must also include a statement from the recommending or nominating stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and personal references.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to our Board:

•

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.

•	In its evaluation of director candidates, including the members of our Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:

¡	The current size and composition of our Board and the needs of our Board, including the committees of our Board.

¡

Such factors as character, integrity, judgment, diversity of experience, diversity of personal background that may enable a candidate to offer unique perspectives relevant to our business, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like, and length of service with respect to candidates eligible for re-election. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

¡	Other factors that the Nominating and Corporate Governance Committee may consider appropriate.

•	The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board:

¡	The highest personal and professional ethics and integrity.

¡	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

¡	Skills that are complementary to those of the existing Board members.

¡	The ability to assist and support management and make significant contributions to our success.

¡	An understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, our Board or management.

•	The Nominating and Corporate Governance Committee may propose to our Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to our Board.

Stockholder Communication with our Board of Directors

As our stockholder, you may contact any of our directors by writing to them by certified mail to the Board of Directors, c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538. Any stockholder communication directed to our Board (other than concerns regarding questionable accounting or auditing matters, which will be directed directly to the Audit Committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” the Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication, and forward a copy of the stockholder communication and draft response to the chairperson of the Nominating and Corporate Governance Committee. The summary and response will become part of the stockholder communications log maintained with respect to all stockholder communications. Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the chairperson of the Nominating and Corporate Governance Committee for appropriate action.

At least quarterly, or more frequently as may be appropriate, the Nominating and Corporate Governance Committee will forward copies of all such original stockholder communications along with the related memos and responses to our Board for review.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics applicable to all our employees. Our Code of Business Conduct and Ethics is available at our investor relations website at http://www.ikanos.com/investor/governance/. The information on our website does not form any part of this report. Any waiver or amendment to our Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer and other officers providing financial information will be disclosed on our website at www.ikanos.com or in a Current Report on Form 8-K filed with the SEC. Currently, there are no waivers or amendments.

Board Leadership Structure

Our Board has determined that having a non-management, independent director serve as Chairman of the Board is in the best interest of our stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of our Company, including the oversight of risks, and active participation of the independent directors in setting agendas and establishing priorities and procedures for our Board. An independent Chairman of the Board allows our Board to have an independent perspective, which works in tandem with the viewpoint of our Chief Executive Officer, to provide robust review of our business and strategies. However, our Chairman, Mr. Banatao will serve as Executive Chairman and Interim President and Chief Executive Officer while we search for a new President and Chief Executive Officer. As a result, Mr. Banatao is not currently an independent director. The Chairman of the Board has the following responsibilities:

•	presiding over all meetings of our Board;

•	preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of our Board;

•	calling and presiding over meetings of the independent directors; and

•

working with the Chairman of the Nominating and Corporate Governance Committee to oversee our Board’s process for annual director self-assessment and evaluation of our Board and of the Chief Executive Officer.

Attendance by Board Members at the Annual Meeting of Stockholders

We do not have a policy regarding director attendance at the Annual Meeting of Stockholders; however, our Board is encouraged to attend the annual meeting. All directors serving on our Board at the time of our 2011 Annual Meeting of Stockholders attended our 2011 Annual Meeting of Stockholders except for one director.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have authorized seven directors and our Board currently consists of six members. Our Board is divided into three classes, with Class I and II each composed of two directors and Class III composed of three directors with one of the three positions currently vacant. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting.

The current composition of our Board is as follows:

Class I Directors (term expiring at this Annual Meeting)	Frederick Lax George Pavlov

Class II Directors (serving until 2013 annual meeting)	Danial Faizullabhoy James Smaha

Class III Directors (serving until 2014 annual meeting)	Diosdado Banatao R. Douglas Norby

Our directors hold office until their successors have been elected or qualified or until the earlier of their death, resignation, disqualification or removal. There are no family relationships among any of our directors and executive officers. All of the directors are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them “FOR” the Class I nominee, Mr. Lax. In the event that the nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by our present Board to fill the vacancy. We are not aware of any reason that the nominee will be unable or will decline to serve as director. Our Board recommends a vote “FOR” the election of Mr. Lax as a Class I director.

The second nominee for Class I director, Mr. Pavlov, will be elected by the Tallwood Investors pursuant to the terms of our Certificate of Designation (the Tallwood Nominee). One of the Tallwood Investors, Tallwood Partners III, L.P., controls the single outstanding voting share of our Series A Preferred (the Voting Share). As the holder of the Voting Share, Tallwood Partners III, along with the other Tallwood Investors, has the right to elect three members out of seven members to our Board while the Tallwood Investors hold at least 35% of our outstanding common stock. If at any time the Tallwood Investors’ ownership in our common stock falls below 35%, they will promptly notify us, the number of directors the Tallwood Investors are entitled to elect to our Board will be reduced proportionally, and if required under the terms of the Certificate of Designation, one or more Tallwood-elected directors will resign. The Tallwood Investors appointed James Smaha to our Board in April 2010 and re-elected Mr. Banatao to our Board in June 2011. Mr. Pavlov’s term expires at this Annual Meeting, and the Tallwood Investors have informed us that Mr. Pavlov is the Tallwood Nominee and they intend to re-elect Mr. Pavlov as a Class I director.

Directors’ Principal Occupation, Business Experience, Qualifications, and Directorships

The names of the members of our Board, including the Class I nominees, their ages as of April 16, 2012 and certain other information about them including any legal or administrative proceedings if applicable, are set forth below.

Diosdado Banatao	Age: 65

Director Since: August 2009

Executive Chairman and Interim President and CEO

Committee: Member of the Strategic Committee

Principal Occupation: Founder and Managing Partner of Tallwood Venture Capital (Tallwood) since July 2000. From April 2010 to July 2010 and from June 2011 to present, Mr. Banatao served as our Interim President & CEO. From April 2008 to June 2009, Mr. Banatao served as Interim Chief Executive Officer of SiRF Technology Holdings, Inc., a publicly-traded company that was acquired by CSR plc in June 2009 (SiRF). From October 2006 to August 2007, Mr. Banatao served as Interim President and Chief Executive Officer of Inphi Corporation. Prior to forming Tallwood, Mr. Banatao was a venture partner at the Mayfield Fund, a venture capital firm, from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Graphics Ltd in 1989, Chips & Technologies, Inc. in 1985 and Mostron in 1984.

Education: B.S.E.E. from the Mapua Institute of Technology in the Philippines and an M.S. in Electrical Engineering from Stanford University.

Board Member: Mr. Banatao has served as Chairman of the Board of Inphi Corporation since December 2000. Mr. Banatao served on the board of directors of CSR plc, a public company traded on the London Stock Exchange, from July 2009 to October 2010, and SiRF prior to its acquisition by CSR plc, from February 1995 to June 2009, and Sequoia Communications from March 2003 to September 2009. Mr. Banatao also serves on the boards of directors of Alphion Corporation, Pixim Inc., Quintic Corporation, T-RAM Semiconductor, Inc., Wave Semiconductor and Wilocity Ltd., each a private company.

Mr. Banatao’s background as an engineer, as well as a senior manager of, board member of, and investor in numerous semiconductor companies provides a diversity of experience for his service on our Board. The companies with which he has been involved range from start-up companies to very large public corporations. Mr. Banatao was appointed to our Board by the Tallwood Investors and serves at their discretion.

Danial Faizullabhoy	Age: 50

Director Since: July 2001

Committees: Member of the Audit Committee and the Compensation Committee and Chair of the Nominating and Corporate Governance Committee

Principal Occupation: President and Chief Executive Officer of BroadLogic Network Technologies, Inc., a video-processing mixed signal semiconductor design and supply company, since July 2006.

From July 1998 to July 2006, Mr. Faizullabhoy held various positions at Walden International Investment Group, a venture capital firm, including Venture Consultant, Venture Partner and Managing Director. From 1986 to 1998, Mr. Faizullabhoy held various positions at Adaptec Inc., including Applications Engineer, Product/Marketing Manager, and Vice President and General Manager of its Target and Optical peripheral solutions group. Prior to that, Mr. Faizullabhoy was a design engineer at Production Automation.

Education: B.S.E.E. from Norwich University and a M.B.A. from Santa Clara University.

Board Member: BroadLogic Network Technologies, Inc., a private company, from December 1998 to present and currently a member of the Board of Trustees of Norwich University, a non-profit organization. Mr. Faizullabhoy also served on the board of directors of the following private companies: Matisse Networks, Inc. from May 2001 to April 2007, Sierra Atlantic, Inc. from July 1999 to April 2007 and Airtight Networks, Inc. from March 2004 to April 2007.

Mr. Faizullabhoy brings an important breadth of perspective and experience to our Board, based upon his exposure to numerous technology companies through his role at Walden International Investment Group. In addition, his operational and financial experience as Chief Executive Officer of BroadLogic Network Technologies, Inc. enables him to provide us with insights related to the communications semiconductor industry.

Frederick M. Lax*	Age: 59

Director Since: January 2008

Committees: Member of the Audit, Compensation and Nominating and Corporate Governance Committees

Principal Occupation: Since 2006, Mr. Lax has worked as an independent communications executive advisor. From February 2001 to January 2006, Mr. Lax was employed by Tekelec Inc., a developer of next-generation switching and signaling telecommunications and network performance management technology, serving initially as its Chief Operating Officer and subsequently as President and Chief Executive Officer. Prior to his tenure at Tekelec, Mr. Lax held a number of senior executive positions within Bell Laboratories which was part of AT&T, Inc. from June 1974 to September 1996 and Lucent Technologies from September 1996 to January 2001.

Education: B.S.E.E. from the University of Notre Dame and a M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Board Member: Tekelec Inc., a public company, from February 2003 to January 2006. Chairman of the Board at Argent Networks, Ltd., a private company, from April 2006 to February 2008.

Mr. Lax has a long tenure in the communications systems business, including service at certain of our current customers. His insights as a former senior executive and current independent communications executive advisor enable Mr. Lax to provide guidance to our management on a wide variety of governance, strategic and operations matters.

R. Douglas Norby	Age: 76

Director Since: January 2011

Committees: Chair of the Audit Committee and member of the Nominating and Corporate Governance Committee

Principal Occupation: Mr. Norby has been retired since 2006. From 2003 to 2006, Mr. Norby served as the Senior Vice President and Chief Financial Officer for Tessera Technologies, Inc., a public semiconductor intellectual property company. Prior to his experience at Tessera, from 2000 to 2003, Mr. Norby served as the Chief Financial Officer for Zambeel, Inc. and Novalux, Inc., both private early stage companies. Prior to this, Mr. Norby held Executive and Senior Vice President and Chief Financial Officer positions at LSI Logic Corporation from November 1996 to December 2000 and Mentor Graphics Corporation from June 1993 to November 1996.

Education: B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

Board Member: STATS ChipPAC Ltd. and its predecessor from April 2002 to the present, MagnaChip Semiconductor, Ltd. June 2006 to October 2008 and from March 2010 to the present, Alexion Pharmaceuticals, Inc. from September 1999 to the present, Invensense, Inc. from September 2009 to the present, and NEXX Systems, Inc. from November 2006 to the present.

Mr. Norby has more than 25 years of experience working as a financial executive in the technology sector. His diverse background includes a successful track record in both early stage and public companies in a range of industries. He has been a Chief Financial Officer at no fewer than seven technology corporations. He brings to our Board extensive expertise related to the business and financial issues facing global technology companies, as well as an understanding of international business and corporate governance matters.

George Pavlov**	Age: 51

Director Since: August 2009

Committee: Chair of the Compensation Committee

Principal Occupation: Since 2002, Mr. Pavlov has been General Partner of Tallwood. Prior to joining Tallwood, Mr. Pavlov was Chief Executive Officer of eTime Capital from April 2000 to July 2001 and a General Partner and Chief Financial Officer of Mayfield, a venture capital fund, from April 1996 to April 2000. Before the Mayfield fund, Mr. Pavlov was the Chief Financial Officer and Managing

Director of Blum Capital Partners from May 1991 to April 1996 and he held several financial and sales management positions at NeXT Computer, Inc. from April 1987 to May 1991.

Education: B.S. in Accounting from Boston College.

Board Member: Alphion Corporation from May 2008 to the present, Amulaire Thermal Technology Inc. from July 2005 to the present, Chairman of the Board of Astute Networks Inc. from November 2005 to the present, Audience Inc. from December 2003 to the present, Calypto Design Systems Inc. from December 2002 to the present, Chairman of the Board of Crossing Automation Inc. from September 2005 to the present, Quintic Corporation from September 2006 to the present, and SVTC Technologies from March 2007 to the present, each a private company.

With an extensive career as a finance and operations executive, Mr. Pavlov brings to our Board executive leadership, finance, operations and technology industry experience. In addition, with his experience as a director for several companies, he has extensive corporate governance experience. Mr. Pavlov was appointed to our Board by the Tallwood Investors and serves at their discretion.

James Smaha	Age: 76

Director Since: April 2010

Committees: Member of the Audit Committee and Compensation Committee

Principal Occupation: Mr. Smaha’s experience includes over 30 years in the semiconductor industry, including service as President and Executive Vice President of the Semiconductor Group of National Semiconductor Corporation as well as other senior roles at National Semiconductor Corporation from March 1974 to March 1989. Upon retiring in 1989, Mr. Smaha served as an independent consultant, including with S3 Graphics Ltd. and interWAVE Communications International Ltd., a communications company.

Education: B.A. in mathematics from the University of Maine.

Board Member: SiRF from October 2000 to June 2009.

Mr. Smaha brings to our Board the insights of a lengthy career as an engineer and senior executive in large semiconductor companies. Mr. Smaha was appointed to our Board by the Tallwood Investors and serves at their discretion.

*	Denotes nominee for election by the stockholders at the Annual Meeting.
**	Denotes nominee for election by the Tallwood Investors at the Annual Meeting.

Board Meetings

Our Board held 13 meetings in fiscal year 2011. During fiscal year 2011, all directors attended at least 75% of the aggregate of the total number of meetings of our Board (held during the period for which he was a director), and the total number of meetings held by all committees of our Board on which such director served (held during the period that such director served). Generally, our non-management directors met without management present each time the full Board convened for a regularly scheduled meeting.

Board Committees

Our Board currently has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Committee. Each committee, other than the Strategic Committee, has a written charter that has been approved by our Board or a committee thereof, copies of which can either be viewed at the investor relations section of our website at http://www.ikanos.com/investor/governance/ or may be obtained from us upon request. The table below shows current membership for each of the standing committees of our Board.

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Strategic Committee
Diosdado Banatao	—	—	—	Member
Danial Faizullabhoy	Member	Member	Chair	—
Frederick Lax	Member	Member	Member	—
R. Douglas Norby	Chair	—	Member	—
George Pavlov	—	Chair	—	—
James Smaha	Member	Member	—	—

Audit Committee. The Audit Committee is responsible for the oversight of our accounting, reporting and internal financial control structure. Among other functions, the Audit Committee is responsible for:

•	Overseeing and monitoring our accounting, financial reporting processes, audits and the integrity of our financial statements;

•

Selecting, engaging and overseeing the work of our independent registered public accounting firm (independent auditors) and reviewing the adequacy of our system of overseeing the independent auditors’ qualifications, independence and performance;

•	Assisting our Board in the oversight and monitoring of our compliance with legal and regulatory requirements;

•	Reviewing our internal accounting and internal financial control structure; and

•

Reviewing our audited financial statements and internal management reports and discussing the statements and reports with management and our independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and independent auditor’s disagreements with management.

Mr. Norby, Chair, joined the committee in January 2011, Mr. Lax joined the committee in March 2008, Mr. Faizullabhoy joined the committee in November 2009, and Mr. Smaha joined the committee in July 2010.

Our Board has determined that each of the members of the Audit Committee is “independent,” as defined under and required by the NASDAQ Rules and Rule 10A-3(b)(1) under the Exchange Act. R. Douglas Norby was appointed a Chair of the Audit Committee in April 2011. Our Board has determined that Mr. Norby qualifies as an “Audit Committee financial expert” under the federal securities laws and has the “financial sophistication” required under the NASDAQ Rules.

The Audit Committee held 10 meetings in fiscal year 2011.

Compensation Committee. The Compensation Committee is primarily responsible for reviewing and approving general compensation policies, the compensation, benefits, corporate goals and objectives of our Chief Executive Officer and our other executive officers, evaluating the performance of our key executive officers, administering our employee benefit plans and making recommendations to our Board regarding these matters.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used by Ikanos to assist in the evaluation of the compensation of the Chief Executive Officer or other executive officers and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Our executive officers’ role in determining executive compensation is limited to recommendations made by our Chief Executive Officer to the Committee when they make compensation decisions. From time to time, our Chief Executive Officer and Vice President of Human Resources attend Compensation Committee meetings.

Mr. Pavlov, Chair, joined the committee in August 2009, Mr. Fazullabhoy joined the committee in September 2001, Mr. Lax joined the committee in March 2008 and Mr. Smaha joined the committee in January 2011.

The Compensation Committee held 16 meetings in fiscal year 2011.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, evaluates and recommends, or selects, nominees for our Board and its committees, including reviewing director candidates recommended by our stockholders, conducts searches for appropriate directors, and evaluates the performance of our Board and of individual directors. The Nominating and Corporate Governance Committee is also responsible for reviewing developments in corporate governance, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board and management concerning corporate governance matters.

Mr. Faizullabhoy, Chair, joined the committee in August 2005, Mr. Lax joined the committee in May 2008 and Mr. Norby joined the committee in January 2011.

The Nominating and Corporate Governance Committee held 7 meetings in fiscal year 2011.

Strategic Committee. The Strategic Committee provides guidance to management regarding potential strategic transactions that we evaluate from time to time. Such strategic transactions include, for example, the acquisition of DSL assets from Centillium Communications announced in January 2008 and the acquisition of the Broadband Access product line from Conexant Systems, Inc. in August 2009 (the BBA Acquisition). During 2011, the Strategic Committee included Mr. Banatao.

Mr. Banatao joined the Strategic Committee in August 2009.

The Strategic Committee held no meeting in fiscal year 2011. The Strategic Committee does not meet regularly and has no formal charter.

The Board of Director’s Role in Risk Oversight

One of our Board’s functions is oversight of risk management at Ikanos. Risk is inherent in business, and our Board in conjunction with the committees seeks to understand and advise management on the appropriate level of risk the business should undertake.

Defining Risk. Our Board and management consider “risk” to be the possibility that an undesirable event could occur that results in a negative outcome or otherwise interferes with the successful accomplishment of a corporate objective. Risks vary in type and magnitude, and often can be obscured by the complexity of a particular business activity. Therefore, our Board and management may not be able to foresee or understand a particular risk to accurately assess the likelihood or magnitude of the potential consequences if the undesirable event actually occurs.

Assessing General Financial Risk. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets at regularly scheduled meetings with our Chief Financial Officer, legal counsel for legal and regulatory compliance, and other members of management, and separately in executive sessions with our independent auditors, to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. In addition, the Audit Committee chairman regularly meets between formal Audit Committee meetings with our independent auditors and meets from time to time between formal Audit Committee meetings with the Chief Financial Officer. The Audit Committee also receives regular reports at Audit Committee meetings regarding issues such as the status and findings of audits being conducted by the independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments, if any.

Assessing Compensation-Related Risk. Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our management assessed the executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, program analysis to identify risk and risk control related to the programs, and determinations as to the sufficiency of risk identification. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Our compensation philosophy supports the use of base salary and, where appropriate, performance-based compensation. In all cases, the compensation policies and practices are centrally designed and administered. Field sales personnel are paid substantially on a performance basis, consisting of sales commissions and performance objectives.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to Ikanos as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with our effective internal controls and the risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Director Compensation

Our Board determines compensation for our non-employee directors. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. Mr. Banatao, our Executive Chairman and Interim President and Chief Executive Officer received compensation in 2011 as a non-employee director and did not receive any additional compensation as Interim President and Chief Executive Officer.

Cash Compensation

Our non-employee directors receive an annual retainer of $35,000, which includes 10 qualifying meetings. Our non-employee directors also receive, for each additional meeting, $1,500 per in-person meeting and $750 per telephonic meeting. An in-person meeting counts as one qualifying meeting and a telephonic meeting counts as one half of a qualifying meeting. Our non-employee Chairman of the Board also receives an annual retainer of $12,000. The members of the Audit Committee receive an additional annual retainer of $12,000, which includes up to eight qualifying meetings. The members of the Compensation Committee receive an additional annual retainer of $5,000, which includes up to six qualifying meetings. The members of the Nominating and Corporate Governance Committee receive an additional annual retainer of $5,000 and includes up to four qualifying meetings. In addition, the committee chairs receive an additional annual retainer as follows: Audit Committee chair receives $8,000, the Compensation Committee chair receives $6,000 and the Nominating and Corporate Governance Committee chair receives $4,000. For each additional qualifying meeting, each committee member receives an additional $1,000 per in-person committee meeting and $500 per telephonic meeting.

The cash compensation amounts currently paid to our non-employee directors were approved by our Board in December 2009. No adjustment to the policy was made during fiscal year 2010 or 2011. Our Board reviews the policy on a regular basis or when market or business conditions warrant a review.

Stock Option Program

Our Amended and Restated 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. Each new non-employee director appointed or elected to our Board receives an option to purchase 45,000 shares upon such appointment or election, except for those directors who become non-employee directors by ceasing to be employee directors. This first option grant vests at the rate of one-third on the one year anniversary of the vesting commencement date, and 1/12th of the remaining shares each quarter thereafter on the same day of the month as the vesting commencement date, subject to the director continuing to serve as a director on each vesting date. In addition, non-employee directors receive a subsequent option grant immediately following each annual meeting of our stockholders as follows: 10,000 shares if such director has served on our Board for at least one year as of the date of grant; 15,000 shares if such director has served on our Board for at least two years as of the date of grant; 20,000 shares if such director has served on our Board for at least three years as of the date of grant; and 25,000 shares if such director has served on our Board for at least four years as of the date of grant. The subsequent option grants vest as to 1/12th of the shares each month following the date of grant, subject to the director’s continuing to serve as a director on each vesting date.

In 2009, when our Board last reviewed our non-employee director compensation, the revised total non-employee director compensation delivered more compensation than our previous Board compensation package but remained below the 50th percentile for a peer group against which our Board compensation was measured, and equity value delivered was between the 10th and 25th percentiles. Including service on the various Board committees, our total non-employee director compensation rose from under the 10th percentile to just above the 10th percentile.

Each of the options to purchase shares of common stock granted to our non-employee directors are subject to acceleration of vesting upon a change of control pursuant to the provisions of each respective Stock Option Agreement by and between Ikanos and each of our non-employee directors. Pursuant to these provisions, all of the unvested stock options held by each of our non-employee directors will automatically vest in full and become exercisable upon a change of control. Generally, pursuant to these provisions, a change of control means the occurrence of any of the following events:

•	if any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities; or

•	a change in the composition of our Board as a result of which fewer than a majority of the directors are incumbent directors; or

•

our stockholders approve a merger or consolidation of Ikanos with any other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, or our stockholders approve a plan of complete liquidation of Ikanos or an agreement for the sale or disposition by us of all or substantially all of our assets.

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended January 1, 2012, including all payments paid to Mr. Banatao, our Executive Chairman and Interim President and Chief Executive Officer, for all services he rendered during the fiscal year.

Director Compensation for Fiscal Year Ended January 1, 2012

Name	Fees Earned or Paid in Cash	Options Awards (1)	Total
Diosdado Banatao	$47,000	$6,664	$53,664
Danial Faizullabhoy	$65,500	$16,660	$82,160
Frederick Lax	$64,334	$13,328	$77,662
R. Douglas Norby	$56,667	$33,489	$90,156
George Pavlov	$52,500	$6,664	$59,164
James Smaha	$57,250	$6,664	$63,914

(1)	In accordance with SEC rules, this column represents the value of the options based on the fair value of the options as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. See Note 10 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the directors will depend on the market value of our common stock on a date in the future when an option is exercised.

The following table lists all outstanding options held by our non-employee directors as of January 1, 2012:

Director	Options
Diosdado Banatao	55,000
Danial Faizullabhoy	181,000
Frederick Lax	110,000
R. Douglas Norby	45,000
George Pavlov	55,000
James Smaha	55,000

Vote Required

With the exception of Mr. Pavlov who is the Tallwood Nominee, Mr. Lax shall be elected by a plurality vote. The Class I stockholder-elected director nominee, other than Tallwood Nominee, who receives the highest number of affirmative votes of the shares entitled to be voted, shall be elected as director. The holder of the Voting Share shall elect the Tallwood Nominee as a director. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED SLATE OF CLASS I DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm (Independent Auditors) for the fiscal year ending December 30, 2012.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our Independent Auditors is not required by our Bylaws or other applicable legal requirement. However, our Board considers submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification to be a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

PricewaterhouseCoopers LLP was originally appointed as our Independent Auditors to perform the annual audit of our financial statements for the fiscal year ended December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth fees for services PricewaterhouseCoopers LLP provided during fiscal years 2011 and 2010:

	2011	2010
Audit fees (1)	$958,000	$1,028,578
Audit-related fees	—	—
Tax fees (2)	105,000	118,313
All other fees	—	—

Total	$1,063,000	$1,146,891

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, audit of the effectiveness of our internal control over financial reporting and review of documents provided in connection with other statutory or regulatory filings. The audit fees for fiscal years 2011 and 2010 represent the amount billed or expected to be billed to us as of the date of this Proxy Statement.
(2)	Represents statutory tax compliance and transfer pricing services.

The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by PricewaterhouseCoopers LLP. During fiscal years 2011 and 2010, 100% of these services were pre-approved by the Audit Committee in accordance with this policy.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2012.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 16, 2012, for:

•	Each person or entity known to us to beneficially own more than 5% of our common stock;

•	Each of our directors and nominees for director;

•	Each of our named executive officers set forth in the 2011 Summary Compensation Table; and

•	All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as held by them. Information related to holders of more than 5% of our common stock was obtained from the stockholder or filings with the SEC pursuant to Sections 13(d) or 13(g). The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying the outstanding warrants and stock options held by such person that are exercisable within 60 calendar days of April 16, 2012, but excludes shares of common stock underlying warrants or options held by any other person. Percentage of beneficial ownership is based on 69,421,244 shares of common stock outstanding as of April 16, 2012. Except as indicated by footnote, the address of the beneficial owners is c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
Greater than 5% Stockholders:
Tallwood (1)	37,416,475	48%
Affiliates of Diker Management LLC (2)	4,048,634	5%

Directors & Executive Officers:
Diosdado Banatao (1) (3)	37,460,850	49%
Danial Faizullabhoy (4)	178,250	*
Frederick Lax (5)	107,250	*
R. Douglas Norby (6)	18,750	*
George Pavlov (1) (7)	37,460,850	49%
James Smaha (8)	40,000	*
John H. Quigley	—	—
Dennis Bencala (9)	150,000	*
Michael Kelly (10)	120,312	*
James Murphy (11)	125,000	*
Debajyoti Pal (12)	329,687	*
All current directors and executive officers as a group (10 persons) (13)	38,574,474	50%

*	Represents less than 1% of beneficial stock ownership
(1)

Includes warrants to purchase 7,800,000 shares, which are exercisable within 60 days of April 16, 2012. Tallwood III, L.P. (Tallwood III), Tallwood III Partners, L.P. (Tallwood III Partners), Tallwood III Associates, L.P. (Tallwood III Associates) and Tallwood III Annex, L.P. (Tallwood III Annex and, together with Tallwood III, Tallwood III Partners and Tallwood III Associates, the Tallwood Funds) directly own 10,074,743; 1,275,771; 78,057 and 18,187,904 shares of our common stock, respectively. Tallwood III, Tallwood III Partners, Tallwood III Associates and Tallwood III Annex directly own warrants to purchase 3,274,291; 414,626; 25,369 and 4,085,714 shares of our common stock, respectively. Tallwood III Management, LLC (Tallwood Management) is the general partner of Tallwood III, Tallwood III Partners and

Tallwood III Associates. Tallwood III Annex Management, LLC (Tallwood Annex Management) is the general partner of Tallwood III Annex. Tallwood Management may be deemed to share voting and dispositive power with respect to the shares and warrants owned by Tallwood III, Tallwood III Partners and Tallwood III Associates, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. Tallwood Annex Management may be deemed to share voting and dispositive power with respect to the shares and warrants owned by Tallwood III Annex, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. [Messrs. Banatao and Pavlov are the Managing Members of Tallwood Management and Tallwood Annex Management and may be deemed to beneficially own the shares and warrants held by the Tallwood Funds, but disclaim such beneficial ownership except to the extent of their pecuniary interest therein.] The business address of each of the foregoing entities is Tallwood Venture Capital, 3000 Sand Hill Road, Building 3, Suite 240, Menlo Park, CA 94025.
(2)	Based solely on a Schedule 13G filed on February 14, 2012, these shares are held by Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Small Cap Fund, LP, Diker Small Cap QP Fund, LP and Diker Micro Cap Fund, LP (collectively, the Diker Funds). As the sole general partner of the Diker Funds, Diker GP, LLC (Diker GP), has the power to vote and dispose of the shares of the Common Stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management LLC (Diker Management) serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Messrs. Diker and Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. Diker GP, Diker Management, and Messrs. Diker and Diker each disclaim all beneficial ownership, however, as affiliates of a Registered Investment Adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares.
(3)	Includes options to purchase 44,375 shares that are exercisable within 60 days after April 16, 2012.
(4)	Consists of options to purchase 178,250 shares that are exercisable within 60 days after April 16, 2012.
(5)	Consists of options to purchase 107,250 shares that are exercisable within 60 days after April 16, 2012.
(6)	Consists of options to purchase 18,750 shares that are exercisable within 60 days after April 16, 2012.
(7)	Includes options to purchase 44,375 shares that are exercisable within 60 days after April 16, 2012.
(8)	Consists of options to purchase 40,000 shares that are exercisable within 60 days after April 16, 2012.
(9)	Consists of options to purchase 150,000 shares that are exercisable within 60 days after April 16, 2012.
(10)	Consists of options to purchase 120,312 shares that are exercisable within 60 days after April 16, 2012.
(11)	Consists of options to purchase 125,000 shares that are exercisable within 60 days after April 16, 2012.
(12)	Consists of options to purchase 329,687 shares that are exercisable within 60 days after April 16, 2012.
(13)	Includes warrants to purchase 7,800,000 shares and options to purchase 1,157,999 shares that are exercisable within 60 days after April 16, 2012 held by current executive officers and directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding our compensation programs during fiscal year 2011 for our named executive officers (NEOs), which include our Interim President and Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers as of January 1, 2012, and the former Chief Executive Officer:

Named Executive Officers

Diosdado Banatao, Interim President and Chief Executive Officer

Dennis Bencala, Chief Financial Officer and Vice President of Finance

Debajyoti Pal, Senior Vice President and Chief Technology Officer

Michael Kelly, Vice President of Worldwide Sales

James Murphy, Vice President of Human Resources

John H. Quigley, Former President and Chief Executive Officer

On June 14, 2011, Mr. Quigley resigned from Ikanos and Mr. Banatao was appointed to the position of Interim President and Chief Executive Officer.

Advisory Vote on Executive Compensation

At the 2011 Annual Meeting of Stockholders, our stockholders provided an advisory vote regarding our executive compensation policies and practices as well as an advisory vote on the frequency that we should hold such an advisory vote. The advisory vote on executive compensation received the favorable support of more than 99% of the votes cast on the proposal. Although pleased by the endorsement of our executive compensation practices, the Compensation Committee, nevertheless, continues to review and revise those compensations practices as warranted. More than 68% of the votes cast favored holding a non-binding, advisory vote on executive compensation every three years. The Compensation Committee has endorsed this result and will conduct a non-binding, advisory vote on executive compensation at least every three years or more often if they believe necessary.

Overview and Philosophy of the Compensation Program

Our philosophy is to provide compensation to our executive officers in such a manner as to attract and retain the best available personnel for positions of substantial responsibility within Ikanos, to provide incentives for such persons to perform to the best of their abilities for Ikanos and to promote the success of our business. To foster long-term decision making and promote stockholder wealth creation, a particular emphasis is placed on equity incentives.

The objectives of our compensation program are as follows:

•	Provide competitive compensation programs that attract, motivate and retain talent at all levels in Ikanos with the requisite skills for success;

•	Motivate employees to align their individual performance with achievement of our objectives;

•	Align our financial interests and those of our employees with our stockholders via equity-based awards; and

•	Create a direct link between our performance and individual contribution and bonuses and equity awards.

Role of the Compensation Committee

The Compensation Committee is comprised of four independent non-employee members of our Board. The Compensation Committee determines and recommends to the non-employee members of our Board for approval, the Chief Executive Officer’s compensation, without the participation of the Chief Executive Officer. The Compensation Committee is also responsible for reviewing the performance of our Chief Executive Officer. With respect to our other named executive officers, our Chief Executive Officer makes recommendations regarding appropriate compensation based on the evaluation of each executive. The Compensation Committee also approves the Executive Bonus Plan.

Our Vice President of Human Resources, from time to time, provides market data and other information to assist the Compensation Committee in determining appropriate compensation levels for executives. Under its charter, the Compensation Committee has the authority, without seeking the approval of our Board, to select, retain, terminate and approve, at our expense, outside compensation, legal, accounting or other consultants to advise the Compensation Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities and to approve related fees and retention terms.

Executive Compensation Components

The Compensation Committee’s general philosophy of executive compensation is to make our compensation program competitive with other similar companies in our industry. The primary components of our executive compensation program are salary; potential cash bonus based upon our attainment of pre-established objectives; and eligibility for long-term, equity-based incentive awards designed to align and strengthen the mutuality of interests between our executive officers and our stockholders. In addition, we provide change-in-control severance packages and other benefits to our executive officers. Various components of the compensation programs are designed to drive our short-term and long-term strategic goals and values and to reward contributions toward these goals. Short term compensation is mainly comprised of salary and cash bonuses. Long-term compensation is comprised mainly of equity incentives.

Base Salary

Base salaries are a standard component of executive compensation that we provide to be competitive. Base salaries are the component of our executive compensation program that provides a degree of financial certainty and stability. The base salaries of our executive officers are, in general, established on the basis of skills, accomplishments, the scope of the job and prevailing market conditions. The salary for each executive officer is determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology-based companies of reasonably similar size. The Compensation Committee generally reviews executive officer salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. In establishing the base salaries for fiscal year 2011, the Compensation Committee reviewed data from the most recent annual Radford Global Technology Survey to obtain a general understanding of the current compensation practices of companies in the technology industry in California.

Executive Bonus Plan

The Executive Bonus Plan for fiscal year 2011 (Bonus Plan) was designed to align executive performance with our overall goals and stockholders’ interests, to create incentives for the different members of our executive team to perform in a complementary manner to achieve the same goals, and to motivate the achievement of financial results above and beyond planned goals. The Bonus Plan was based on a combination of our financial performance objectives as well as subjective individual goals set by our Chief Executive Officer in consultation with each Bonus Plan participant. Each NEO’s cash bonus under the Bonus Plan was based upon a percentage of his base salary as set forth in the following table:

Executive (1)	Title	Base Salary ($)	On-Target Bonus %	On-Target Bonus ($)
John H. Quigley	Former President and CEO	350,000	75%	262,500
Dennis Bencala	CFO and Vice President of Finance	245,000	50%	122,500
James Murphy	VP, Human Resources	235,000	50%	117,500
Debajyoti Pal	Sr. VP and Chief Technology Officer	265,000	50%	132,500
Michael Kelly	VP, Worldwide Sales	245,000	50%	122,500

(1)	Mr. Banatao did not participate in the Bonus Plan.

Executive officers were compensated according to the following allocation of the total on-target bonus in three different performance categories as set forth below. However, under the terms of the Bonus Plan, the Compensation Committee retained the discretion to modify bonus pay-outs based upon the Compensation Committee’s consideration of factors not specifically included in the Bonus Plan. The discretionary component for the Chief Executive Officer is determined by the Compensation Committee and the discretionary component for the other executive officers is determined by the Compensation Committee after input from the Chief Executive Officer.

•

Financial Metrics (80% of total bonus): the financial metrics for each participant were the same and were based on achieving revenue, gross margin (measured as a percentage of revenue) and operating income targets. Both gross margin percentage and operating income were based upon “non-GAAP” operating performance. The three targets were weighted equally at 26.67% of bonus target. Each metric had a minimum threshold that must be achieved for any bonus payment to be earned and also had a maximum target that would “cap” the particular metric at 200% of target. Bonus payments between threshold and maximum will be calculated on a linear basis. However, the operating income threshold must be achieved in order for any of the three financial metrics to trigger a payment. In other words, achieving above threshold for the revenue metric and/or gross margin metric but falling below the threshold for the operating income metric will warrant no payment for the entire financial metric portion of the plan.

•

Company Revenue Performance (26.67% of total bonus): If we achieved $148.0 million in revenue for the fiscal year 2011, our executive officers would receive 100% of their target bonus based on Company Revenue Performance. Revenue bonus payout would commence at the threshold revenue level of $140.6 and increase linearly to and be capped at 200% of target at the revenue level of $155.4 million. The Company Revenue Performance bonus component was also tied to our operating income as described below. We had revenue of $136.6 million, which was below the threshold level and, therefore, did not trigger a bonus based on the revenue metric.

•

Company Gross Margin Performance (26.67% of total bonus): If we achieved gross margin percentage of 50% for the fiscal year 2011, our executive officers would receive 26.7% of their target bonus based on Company Gross Margin Performance. The gross margin bonus payout would commence at 47.5% and increase linearly to and be capped at 200% of target at the gross margin percentage of 52.50%. The Company Gross Margin Performance bonus component was also tied to our operating income as described below. We achieved a gross margin percentage of 53.2%, which exceeded the maximum percentage and triggered a potential bonus of 200% of target based on the gross margin metric. However, we did not achieve our operating income metric (see below) and, therefore, no bonus payout was triggered under the financial metrics.

•

Company Operating Income Performance (26.67% of total bonus): If we achieved operating income of $5.0 million for the fiscal year 2011, our executive officers would receive 26.7% of their target bonus based on Company Operating Income Performance. Operating income bonus payout would commence at the threshold level of $3.0 million and increase linearly to and be capped at 200% of target at the operating income level of $7.0 million. We had an operating loss of $3.2 million for fiscal 2011 and, therefore, did not trigger a bonus based on the operating income metric. As a result, no bonus payout was made on any of the financial metrics.

•

Individual Objectives (20% of total bonus): Each executive officer’s personal objectives were tied to our internal objectives relating to strategic efforts to improve our performance, product development schedules, proprietary technology initiatives and key process improvements.

Although individual objectives were met by the participating officers, management recommended that no bonus payments be made based on individual objective attainment. The Compensation Committee concluded that no bonuses should be paid under the Bonus Plan.

Equity-Based Incentives

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating our employees by aligning employees’ interests with those of our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. We utilize a vesting schedule to encourage our executive officers to continue in our employ and to encourage executive officers to maintain a long-term perspective. In determining the size of equity award grants, the Compensation Committee focuses on the executive officers’ current and expected future value to us, as well as the relative current value of their previous equity awards.

We do not have any program, plan or policy to grant equity compensation to executive officers on specified dates, however, we do attempt to coordinate annual equity grants to executive officers to be shortly after quarterly earnings releases. Options granted to our executive officers have an exercise price at the fair market value of our common stock at the close of business on the date of grant. The date of grant is determined on the date the grant receives approval from the Compensation Committee or, for non-executive employees, the Equity Award subcommittee. All equity awards to our employees, including executive officers, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718.

The Compensation Committee reviewed data from the most recent annual Radford Global Technology Survey to obtain a general understanding of the current compensation practices of companies in the technology industry in California to aid in establishing the equity awards for our executive officers.

A complete listing and description of all equity grants to our NEOs during the fiscal year 2011 appears in the table below titled, “Grants of Plan-Based Awards for Fiscal Year Ended January 1, 2012.” The option grants generally vest as to 25% of the shares one year from the vesting commencement date and 1/12th of the total grant per quarter thereafter.

We do not offer traditional employee equity grants to our employees residing in the People’s Republic of China. Due to the complexity and cost of issuing our securities in compliance with Chinese securities laws, the Compensation Committee decided to offer our Chinese employees stock appreciation rights that may only be settled in cash. These stock appreciation rights mimic the value appreciation available to holders of stock options; however, the stock appreciation rights offered in China may not be exchanged for any of our equity when they vest. Rather, the right converts directly to cash when vested.

Our 2004 ESPP is tax-qualified and is generally available to all employees including executive officers. The 2004 ESPP is intended to qualify under Section 423 of the Code and provides for consecutive, overlapping 24-month offering periods. Each offering period includes four 6-month purchase periods and allows participants to purchase our stock through payroll deductions at a discount from the fair market value.

Change-in-Control and Severance Agreements

In certain instances, either as a condition of employment or to continue employment, our executive officers have received a change-in-control and/or termination of employment severance agreements. The Compensation Committee believes these types of agreements are necessary in recruiting and retaining our executive officers. The Compensation Committee considers all factors necessary to induce and retain employment with us, which includes individual change-in-control and termination of employment severance agreements. These arrangements are made on a case-by-case basis, and typically include accelerated vesting of equity incentives and/or cash compensation. All of our change-in-control and termination of employment severance agreements are described in detail under the caption “Post-Employment/Change-in-Control Payments.”

From time to time, we have offered termination of employment severance packages to terminated executive officers who did not have an agreement in place prior to their termination. There is not a set policy for determining severance packages, but generally we have provided severance based on years of service, past performance and factors relating to the executive officer’s termination. These severance packages are evaluated and recommended by the Compensation Committee for approval by the full Board as necessary. These severance packages are described in detail under the caption “Post-Employment/Change-in-Control Payments.”

Other Compensation/Incentive Plans

Sales Executive Compensation Plan

The 2011 Sales Incentive Plan is intended to drive revenue attainment goals for the worldwide sales force. The plan is based 70% on revenue attainment and 30% on key business objectives. For 2011, these objectives were in the areas of design wins, carrier relations, forecasting accuracy, and other personal objectives. The revenue objective target and actual revenue attained by quarter for 2011 were:

($ in Millions)	Q1	Q2	Q3	Q4	Total
Target Revenue	$36.6	$33.7	$38.1	$38.2	$146.6
Actual Revenue	31.7	34.1	35.4	35.4	136.6

Based on the results of actual sales to target revenue and on the attainment of certain key business objectives, Mr. Kelley received a sales incentive compensation bonus of $45,560.

Other benefits/perquisites

Our NEOs receive no benefits from us under defined pension or defined contribution plans other than the tax-qualified 401(k) plan.

Our Named Executive Officer 2011 Compensation

Mr. Banatao’s 2011 Compensation

Mr. Banatao became our Executive Chairman and Interim President and Chief Executive Officer on June 14, 2011 when Mr. Quigley resigned as President and Chief Executive Officer. Prior to June 14, 2011, Mr. Banatao served as our Chairman of the Board. As Interim President and Chief Executive Officer, Mr. Banatao did not receive any salary or cash bonus and was not granted any equity awards. However, he received compensation for his responsibilities as Executive Chairman and Chairman of the Board, as well as options to purchase shares of our common stock automatically granted to our non-employee directors under our Amended and Restated 2004 Equity Incentive Plan. For more detailed information see the section entitled “Director Compensation for the Fiscal Year Ended January 1, 2012” above.

Mr. Bencala’s 2011 Compensation

Mr. Bencala was hired in June 2010 to serve as our Chief Financial Officer and Vice President of Finance. Mr. Bencala’s annual base salary as the Chief Financial Officer and Vice President of Finance was set at $235,000 and in July 2011 was increased to $245,000. He was eligible to receive up to 50% of his base salary under the Bonus Plan. In August 2011 Mr. Bencala was also granted an option to purchase 55,000 shares of our common stock, which option vests over four years. Mr. Bencala did not receive a cash bonus for fiscal 2011. As disclosed in the Executive Bonus Plan section above, no executives received bonuses under this plan.

	2011 ($)	2010 ($)	Change (%)
Salary (1)	240,000	131,058	83%
Cash Bonus	—	13,100	(100%)
Equity Compensation (2)	35,975	284,910	(87%)
Other Compensation (Term Life Insurance Premium)	2,219	1,280	73%

(1)	Amount actually paid in 2010 was pro-rated for partial year of service.
(2)	Equity Compensation represents the value of options based on the fair value of the options as of the grant date and does not reflect the actual economic value received.

Mr. Murphy’s 2011 Compensation

Mr. Murphy was hired in June 2010 to serve as our Vice President of Human Resources. Mr. Murphy’s annual base salary as the Vice President of Human Resources was set at $235,000 and he was eligible to receive up to 50% of his base salary under the Bonus Plan. In 2011, Mr. Murphy was granted no additional options to purchase shares of our common stock. Mr. Murphy did not receive a cash bonus for fiscal 2011. As disclosed in the Executive Bonus Plan section above, no executives received bonuses under this plan.

	2011 ($)	2010 ($)	Change (%)
Salary (1)	235,000	139,192	69%
Cash Bonus	—	14,000	(100)%
Equity Compensation (2)	—	274,825	(100)%
Other Compensation (Term Life Insurance Premium)	2,219	1,365	63%

(1)	Amount actually paid in 2010 was pro-rated for partial year of service.
(2)	Equity Compensation represents the value of options based on the fair value of the options as of the date of grant and does not reflect the actual economic value received.

Mr. Pal’s 2011 Compensation

Mr. Pal was hired in July 2009 as Senior Vice President and Chief Technology Officer. His base salary was set at $260,000 in 2010 and in July 2011 was increased to $265,000. In August 2011, Mr. Pal was granted an option to purchase 40,000 shares of our common stock, which option vests over a four year period. Mr. Pal did not receive a cash bonus for fiscal 2011. As disclosed in the Executive Bonus Plan section above, no executives received bonuses under this plan.

	2011 ($)	2010 ($)	Change (%)
Salary	262,500	254,615	3%
Cash Bonus	—	20,000	(100)%
Equity Compensation (1)	26,164	63,050	(59)%
Other Compensation (Term Life Insurance Premium)	1,187	1,187	0%

(1)	Equity Compensation represents the value of options based on the fair value of the options as of the date of grant and does not reflect the actual economic value received.

Mr. Kelly’s 2011 Compensation

Mr. Kelly was hired in July 2010 to serve as our Vice President of Worldwide Sales. His initial base salary was set at $235,000, which was increased to $245,000 in July of 2011. In August 2011, he was granted an option to purchase 65,000 shares of our common stock, which vests over a four period. Mr. Kelly’s on-target bonus was 50% of salary, 30% of which was based on the Executive Bonus Plan. As disclosed in the Executive Bonus Plan section above, no executives received bonuses under this plan. Mr. Kelly’s total bonus opportunity was based on the 2011 Sales Incentive Plan. Mr. Kelly received a cash bonus based on the Sales Incentive Plan in the amount of $45,560, which is reflected in the 2011 Summary Compensation Table below.

	2011 ($)	2010 ($)	Change (%)
Salary (1)	240,000	126,933	89%
Sales Incentive Compensation	45,560	—	nm
Bonus	—	8,000	(100)%
Equity Compensation (2)	42,516	232,155	(82)%
Other Compensation (Term Life Insurance Premium)	2,219	1,109	100%

nm—not meaningful

(1)	Amount actually paid in 2010 was pro-rated for partial year of service.
(2)	Equity Compensation represents the value of options based on the fair value of the options as of the date of grant and does not reflect the actual economic value received.

Former Executive Officer

Mr. Quigley’s 2011 Compensation

For fiscal year 2011 Mr. Quigley’s was paid $175,056 which was his base salary of $350,000 through the date of his employment termination. He did not receive a bonus payment for his services in fiscal year 2011 and he did not receive any stock option grants or stock awards in 2011. He did receive severance payments, which are described in more detail in the section entitled “Post-Employment / Change-in-Control Payments.” Details for Mr. Quigley’s compensation are provided in the 2011 Summary Compensation Table below.

Tax and Accounting Implications

The philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of our business strategies, objectives and initiatives. For incentive-based compensation, the Compensation Committee has considered the desirability of qualifying for deductibility by us under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) provides that non-performance-based compensation in excess of $1,000,000 paid to certain executive officers is not deductible unless the provisions of the plan comply with the requirements of Section 162(m) and are approved periodically by our stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, our compensation programs are intended to be deductible under Section 162(m). As such, the Compensation Committee reaches its compensation decisions with a view towards our overall financial performance. Non-performance-based compensation for our executive officers for fiscal year 2011 did not exceed the $1,000,000 limit per officer. Any grants of options having an exercise price equal to or greater than the fair market value of the stock on the date of grant made from the Amended and Restated 2004 Equity Incentive Plan are generally intended to be performance-based compensation under Section 162(m). Restricted stock and restricted stock unit awards that are not subject to performance vesting do not qualify as performance-based compensation.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executive officers at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from the exercise of nonqualified options should be deductible by us, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Compensation Committee Interlocks and Insider Participation

George Pavlov, Danial Faizullabhoy, Frederick Lax and James Smaha served as members of the Compensation Committee during the fiscal year 2011. None of the members of our Compensation Committee is or has in the past served as an officer or employee of Ikanos. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Ikanos under the Securities Act of 1933, or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K for the fiscal year ended January 1, 2012.

Respectively submitted on April 11, 2012, by the members of the Compensation Committee of the Board:

George Pavlov, Chair

Danial Faizullabhoy

Frederick Lax

James Smaha

2011 Summary Compensation Table

Name & Principal Position	Year	Salary $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (2)		Total $
Diosdado Banatao (3)	2011	—	6,664	—	47,000	(4)	53,664
Interim President & Chief Executive Officer

John H. Quigley (5)	2011	175,056	—	—	363,975	(6)	539,031
Former President & Chief Executive Officer	2010	194,615	626,550	24,000	730		845,895

Dennis Bencala	2011	240,000	35,975	—	2,219		278,194
Chief Financial Officer	2010	131,058	284,910	13,100	1,280		430,348

James Murphy	2011	235,000	—	—	2,219		237,219
Vice President of Human Resources	2010	139,192	274,825	14,000	1,365		429,382

Debajyoti Pal	2011	262,500	26,164	—	1,187		289,851
Chief Technology Officer	2010	254,615	63,050	20,000	1,187		338,852
	2009	92,308	360,187	14,999	—		467,494

Michael Kelley	2011	240,000	42,516	45,560	2,219		330,295
Vice President of Worldwide Sales	2010	126,933	232,155	8,000	1,109		368,197

(1)	In accordance with SEC rules, this column represents the value of the options based on the fair value of the option as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. See Note 12 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the optionee will depend on the market value of our common stock on a date in the future when an option is exercised.
(2)	Unless otherwise noted, these amounts reflect term life insurance premiums.
(3)	Mr. Banatao became Interim President and Chief Executive Officer in June 2011 when Mr. Quigley resigned. He received no compensation for this role. These amounts reflect compensation for services on our Board and are also set forth in “Director Compensation for Fiscal Year Ended January 1, 2012.”
(4)	Fees paid for service on our Board. This amount is also set forth in “Director Compensation for Fiscal Year Ended January 1, 2012.”
(5)	Mr. Quigley resigned in June 2011 from his position of President and Chief Executive Officer.
(6)	Amount includes severance payment in the amount of $350,000, COBRA medical payments pursuant to his separation agreement of $11,971, disqualified disposition of shares of Ikanos stock of $987 and term life insurance premiums of $1,017.

Grants of Plan-Based Awards for Fiscal Year Ended January 1, 2012

		Estimated Possible Payouts Under Non-Equity Incentive Plan (1)			All Other Option Awards: Number of Securities Underlying Options	Exercise Price Exercise of Option Awards $ /sh	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold $	Target $	Maximum $
Diosdado Banatao (3)	6/7/11				10,000	$1.41	$6,664
John H. Quigley		—	262,500	472,500
Dennis Bencala		—	122,500	220,500
	8/3/2011				55,000	$1.27	$35,975
Debajyoti Pal		—	132,500	238,500
	8/3/2011				40,000	$1.27	$26,164
Michael Kelly		—	122,500	220,500
	8/3/2011				65,000	$1.27	$42,516
James Murphy		—	117,500	211,500

(1)	Amounts shown are estimated payouts for fiscal year 2011 under the Bonus Plan based on the individual’s fiscal year 2011 base salary and position. There were no actual amounts paid for 2011.
(2)	In accordance with SEC rules, this column represents the value of the options based on the fair value as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. See Note 12 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the optionee will depend on the market value of our common stock on a date in the future when an option is exercised.
(3)	The stock option was granted for service on our Board. See “Director Compensation for Fiscal Year Ended January 1, 2012.”

Narrative to 2011 Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year Ended January 1, 2012

See Compensation Discussion and Analysis above for a complete description of the compensation plans pursuant to which the amounts listed under the 2011 Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year Ended January 1, 2012 were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the option grants.

Outstanding Equity Awards at January 1, 2012

The following table lists all outstanding equity awards held by our NEOs as of January 1, 2012.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Diosdado Banatao (2)	8/24/09	18,125	11,875	$1.77	8/24/19
	12/21/09	12,083	2,917	$1.91	12/21/16
	6/7/11	6,666	3,334	$1.41	6/7/18

Dennis Bencala	6/14/10	112,500	187,500	$1.82	6/14/17
	8/3/11	—	55,000	$1.27	8/3/18

Michael Kelly	7/7/10	103,125	171,875	$1.63	7/7/17
	8/3/11	—	65,000	$1.27	8/3/18

James Murphy	6/2/10	93,750	156,250	$2.11	6/2/17

Debajyoti Pal	9/13/09	239,062	185,938	$1.77	9/13/16
	11/9/10	31,250	68,750	$1.18	11/9/17
	8/3/11	—	40,000	$1.27	8/3/18

(1)	These options vest as to 25% of the shares on the one year anniversary and the remainder of the shares vest 1/12 each quarter thereafter.
(2)	Mr. Banatao received these options for service on our Board. These shares are also included as set forth in “Director Compensation for Fiscal Year Ended January 1, 2012” above.

POST-EMPLOYMENT/CHANGE-IN-CONTROL PAYMENTS

Individual Offer Letters and/or Employment Agreements

The following narratives and tables describe the payments and/or benefits that are payable by us to the named executive officers upon termination of employment or in the event of a change-in-control under various applicable scenarios pursuant to such named executive officer’s offer letter, equity grant agreements and/or employment agreement with us. The amounts provided in examples are estimates only and may not reflect the actual amounts payable to our named executive officers.

Dennis Bencala–Michael Kelly –James Murphy

Overview of Potential Post-Employment/Change-in-Control Benefits

Each of Messrs. Bencala, Kelly and Murphy are entitled to certain severance benefits upon termination of his respective employment with us in certain scenarios pursuant to his Offer Letter (collectively, the Bencala, Kelly and Murphy Offer Letters). The estimated potential severance benefits payable to Messrs. Bencala, Kelly and Murphy in the various termination scenarios are described below. The relevant definitions follow the tabular description.

If within 12 months following a Change of Control, Messrs. Bencala, Kelly or Murphy resign from his employment with us for Good Reason or we terminate their employment without Cause, Messrs. Bencala, Kelly or Murphy will receive the following severance package, subject to his executing and not revoking a separation agreement and release of claims against us: severance pay equal to six months of his then current base salary on the date of termination; fifty percent (50%) of his annual target bonus for the year in which the termination occurs; accelerated vesting of all outstanding and unvested equity awards with respect to 50% of his then unvested portion of any such award; and reimbursement by us for payments made by Messrs. Bencala, Kelly or Murphy for health insurance benefits under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) for six months starting from the termination date or until Messrs. Bencala, Kelly or Murphy obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first.

Estimated Value of Change in Control and Severance Benefits (1)

	NEO Terminated with Good Reason or without Cause Related to a Change in Control
Compensation & Benefits	Dennis Bencala	Michael Kelly	James Murphy
Base Salary (2)	$122,500	$122,500	$117,500
Bonus (3)	$61,250	$61,250	$58,750
Acceleration of Vesting of Stock Options (4)	$—	$—	$—
Health Care Benefits (5)	$11,907	$7,746	$11,907

(1)	All amounts are estimated based on an assumed triggering date of January 1, 2012 and a per share price of $0.81, which was the closing sales price of our common stock on the NASDAQ Global Market on December 30, 2011, the last trading day of the fiscal year ended January 1, 2012.
(2)	Represents severance pay equal to six months of Mr. Bencala’s base salary of $245,000, Mr. Kelly’s base salary of $245,000 and Mr. Murphy’s base salary of $235,000, in effect as of January 1, 2012.
(3)	Represents 50% of the annual target bonus which would be 25% the base salaries for Messrs. Bencala, Kelly and Murphy.
(4)

Represents the intrinsic value of 50% of the outstanding and unvested options that would vest within twelve months of termination. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on January 1, 2012 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration. All of option exercise prices were higher than the fair market value of the stock on January 1, 2012.
(5)	Represents the premiums to be paid by us for six months continuation of health care benefits.

Definitions

The following are the definitions that are applicable to the Bencala, Kelly and Murphy Offer Letters:

“Cause” means: the executive’s failure to perform his assigned duties or responsibilities after notice thereof from us describing his failure to perform such duties or responsibilities; engaging in any act of dishonesty, fraud or misrepresentation; violation of any federal or state law or regulation directly applicable to our business; breach of any confidentiality agreement or invention assignment agreement between the executive and us; or being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

“Change of Control” means either: our acquisition by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing our domicile), unless our stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by us of our securities for the purposes of raising additional funds will not constitute a Change of Control hereunder); or a sale of all or substantially all of our assets.

“Good Reason” means any of the following that occurs on or following a Change of Control and without the executive’s express written consent: a reduction of his duties, position or responsibilities; a reduction by us in his base salary as in effect immediately prior to such reduction; a material reduction by us in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or a material change in the geographic location at which he must perform services (in other words, his relocation to a facility or a location more than fifty (50) miles from his then present location).

Debajyoti Pal

Overview of Potential Post-Employment/Change-in-Control Benefits

Mr. Pal is entitled to certain severance benefits upon termination of his employment with us in certain scenarios pursuant to his offer letter (Pal Offer Letter).

If within 12 months following a Change of Control or, Mr. Pal resigns from his employment with us for Good Reason, or we terminate his employment without Cause or in the event we terminate Mr. Pal’s employment with us unrelated to a Change of Control and without Cause, then he will be entitled to receive the following severance: continuing payments of severance pay equal to twelve months of his then current base salary on the date of termination (or, if greater, as in effect immediately prior to the Change of Control), payable in accordance with our normal payroll procedures and subject to the usual, required withholding; 100% of Mr. Pal’s target bonus for the year in which the termination occurs (or, if greater, his target bonus as in effect immediately prior to the Change of Control), to be paid in equal installments over the twelve month period from the date of such termination, payable in accordance with our normal payroll procedures and subject to the usual, required withholding; accelerated vesting of outstanding and unvested equity awards with respect to that portion of the award that would have vested during the twelve month period following his date of termination if he had remained employed with us through such period; and provided Mr. Pal constitutes a qualified beneficiary, as defined in Section 4980B(g)(l) of the Code, and Mr. Pal elects health insurance continuation coverage under COBRA within the time period prescribed pursuant to applicable law, we will reimburse his health insurance premiums until the earlier of twelve months or until he obtains substantially similar coverage under another employer’s group insurance plan.

Severance benefits are contingent upon Mr. Pal’s executing and not revoking a standard settlement and release of claims agreement.

Estimated Value of Change in Control and Severance Benefits (1)

NEO Terminated With Good Reason or Without Cause Related and/or Unrelated to a Change in Control
Compensation & Benefits
Base Salary (2)	$265,000
Bonus (3)	$132,500
Acceleration of Vesting of Stock Options (4)	$—
Health Care Benefits (5)	$23,813

(1)	All amounts are estimated based on an assumed triggering date of January 1, 2012 and a per share price of $0.81, which was the closing sales price of our common stock on the NASDAQ Global Market on December 30, 2011, which was the last trading day of the fiscal year ended January 1, 2012.
(2)	Represents severance pay equal to twelve months of base salary of $265,000 in effect as of January 1, 2012.
(3)	Represents 100% of the annual target bonus, which is equal to 50% of his base salary.
(4)	Represents the intrinsic value of outstanding and unvested options that would vest within twelve months of termination. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on January 1, 2012 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration. All of option exercise prices were higher than the fair market value of the stock on January 1, 2012.
(5)	Represents the premiums to be paid by us for twelve months continuation of health care benefits.

Definitions

The following are the definitions that are applicable to the Pal Offer Letter:

“Cause” means: the executive’s failure to perform his assigned duties or responsibilities after written notice thereof from us describing his failure to perform such duties or responsibilities and his inability to correct such failure within thirty (30) days after such written notice; engaging in any act of dishonesty, fraud or misrepresentation; intentional violation of any federal or state law or regulation directly applicable to our business; breach of any confidentiality agreement or invention assignment agreement between the executive and us; or the executive being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

“Change of Control” means either: our acquisition by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing our domicile), unless our stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by us of our securities for the purposes of raising additional funds will not constitute a Change of Control under the Pal Offer Letter); or a sale of all or substantially all of our assets.

“Good Reason” means any of the following that occurs on or following a Change of Control and without the executive’s express written consent: a material reduction of his duties, position or responsibilities; a material reduction by us in his base salary as in effect immediately prior to such reduction; a material reduction by us in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or a material change in the geographic location at which he must perform services (in other words, relocation to a facility or a location more than fifty (50) miles from his then present location); provided, however, that before the executive may terminate his employment for Good Reason, the executive must provide written notice to us, within 90 days of the initial existence of the Good Reason condition, setting forth the reasons for his intention to terminate his employment for Good Reason and we must have an opportunity within 30 days following delivery of such notice to cure the Good Reason condition. In no instance will a resignation be deemed to be for Good Reason if it is made more than 12 months following the initial occurrence of any of the events that otherwise would constitute Good Reason under the Pal Offer Letter.

John Quigley, Former President & Chief Executive Officer

Mr. Quigley resigned from Ikanos effective as of June 14, 2011. In connection with Mr. Quigley’s departure, we and Mr. Quigley entered into a Separation Agreement dated as of June 14, 2011 (the Quigley Separation Agreement) pursuant to which Mr. Quigley agreed to execute a release of claims against us.

Pursuant to the Quigley Separation Agreement, we agreed to pay Mr. Quigley a lump sum severance payment of $350,000. We also agreed to pay the cost of Mr. Quigley’s health insurance benefits under COBRA for six months from the time of his departure, or until he becomes eligible for group insurance benefits from another employer. The health insurance expense incurred in the fiscal year 2011 was $11,971.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership of our securities on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were met, except that there were one late Form 3 filing for Mr. Norby and three late Form 4 filings, one for each of Messrs. Bencala, Kelly and Pal.

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements with directors and executive officers and the registration rights described elsewhere in this prospectus, the following is a description of each transaction since January 4, 2010 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of January 2, 2011 and January 1, 2012; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Sale of Equity Securities

Entities affiliated with Tallwood purchased 5,616,475 shares of our common stock at a purchase price of $1.05 per share in our underwritten public offering that closed in November 2010.

Securities Purchase Agreement

On April 21, 2009, we entered into a Securities Purchase Agreement (the SPA) with the Tallwood Investors pursuant to which we agreed to sell and the Tallwood Investors agreed to purchase 24,000,000 shares of our common stock and one share of Series A Preferred Stock to Tallwood for $42,000,000. We also issued warrants to the Tallwood Investors to purchase an aggregate of 7,800,000 shares of our common stock at the exercise price of $1.75 (Warrants), which expire five years after the issuance date. The common stock owned by Tallwood Investors represented approximately 43% of the outstanding shares of our common stock (excluding the exercise of Warrants) as of April 16, 2012. Assuming the full exercise of the Warrants, the common stock owned by the Tallwood Investors would represent 48% of the outstanding shares of our common stock.

Stockholder Agreement

Pursuant to the SPA, we also entered into a Stockholder Agreement with the Tallwood Investors pursuant to which, following the closing of the transactions contemplated by the SPA:

•

the Tallwood Investors have agreed to vote any shares of common stock representing voting power in excess of the 35% of the common stock outstanding, proportionately as all our other stockholders vote;

•

the Tallwood Investors have agreed to vote all shares of common stock they hold proportionately with respect to the election of the directors other than the directors elected by the Tallwood Investors;

•

for a period of two years, the Tallwood Investors have agreed to certain standstill restrictions, including, without limitation, restrictions on the acquisition of additional Ikanos securities and effecting a change of control of Ikanos or a change in our Board;

•	the Tallwood Investors have agreed to certain restrictions on the transfer of the common stock and Series A Preferred Stock issuable under the SPA;

•	we have agreed to give the Tallwood Investors certain preemptive rights to purchase securities that we issue, subject to customary exceptions; and

•

we have registered the common stock held by the Tallwood Investors and the common stock issuable upon exercise of the Warrants on a shelf registration statement and have granted the Tallwood Investors certain customary “piggy-back” registration rights related to future registration statements.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee is responsible for the review, approval and ratification of transactions with related persons. Specifically, the Nominating and Corporate Governance Committee has the authority to:

•	Review and monitor our Code of Business Conduct and Ethics and our Code of Ethics for Principal Executive and Senior Financial Officers;

•	Consider questions of possible conflicts of interest of members of our Board and corporate officers; and

•

Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest. In performing its responsibilities, the Nominating and Corporate Governance Committee shall have the authority to hire and obtain advice, reports or opinions from internal or external counsel and expert advisors.

Indemnification and Insurance

We have entered into an indemnification agreement with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ikanos under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of our Board serves as the representative of our Board for general oversight of our financial accounting and reporting process, our system of internal financial control, audit process and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm (independent auditors), PricewaterhouseCoopers LLP, are responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements and the audit of the effectiveness of our internal control over financial reporting with our management and independent auditors, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU §380), as adopted by the PCAOB in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with them their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, for filing with the SEC.

Our Board has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.ikanos.com. The information contained on our website does not form any part of this proxy statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market and the federal securities laws.

Respectfully submitted on April 11, 2012, by the members of the Audit Committee of our Board:

R. Douglas Norby, Chair

Frederick Lax

Danial Faizullabhoy

James Smaha

OTHER MATTERS

As of the date hereof, our Board is not aware of any other matters to be submitted at the Annual Meeting. No proposals were received from stockholders prior to the deadline set forth in our Bylaws. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS

Fremont, California

April 25, 2012

IKANOS COMMUNICATIONS, INC.

ATTN: DANA HABERLAND

47669 FREMONT BLVD.

FREMONT, CA 94538

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46625-P21384

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IKANOS COMMUNICATIONS, INC.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Director

Nominee:

01) Frederick M. Lax

The Board of Directors recommends you vote FOR the following proposal:

Against

For

Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 30, 2012.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

No

Yes

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M46626-P21384

IKANOS COMMUNICATIONS, INC.

2012 Annual Meeting of Stockholders

This proxy is solicited by the Board of Directors of Ikanos Communications, Inc.

The undersigned stockholder of Ikanos Communications Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2012, and hereby appoints Dennis Bencala and George Portugal, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 annual meeting of stockholders of Ikanos Communications, Inc. to be held on Tuesday, June 5, 2012, at 2:00 p.m., Pacific Time, at 47669 Fremont Boulevard, Fremont, California 94538, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEE AS DIRECTOR AND “FOR” THE RATIFICATION OF OUR INDEPENDENT AUDITORS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side